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                                                                    EXHIBIT 99.4
                            UNITED REFINING COMPANY

                 OFFER TO EXCHANGE ITS 10 3/4% SERIES B SENIOR NOTES
                       DUE 2007 WHICH HAVE BEEN REGISTERED
                  UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
      FOR ANY AND ALL OF ITS OUTSTANDING 10 3/4% SERIES A SENIOR NOTES DUE 2007


To Our Clients:

         Enclosed for your consideration is a Prospectus, dated            1997
(the "Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") of United Refining Company (the "Company") to exchange its 10 3/4% Series B Senior Notes due 2007 which have been registered under the Securities Act of 1933, as amended, for its outstanding 10 3/4% Series A Senior Notes due 2007 (the "Original Notes"), upon the terms and subject to the conditions described in the Prospectus. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated June 9, 1997, among the Company, the Subsidiary Guarantors, Dillon, Read & Co., Inc. and Bear, Stearns & Co., Inc.

         This material is being forwarded to you as the beneficial owner of the Original Notes carried by us in your account but not registered in your name. A TENDER OF ORIGINAL NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

         Accordingly, we request instructions as to whether you wish us to tender on your behalf the Original Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

         Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Original Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at
5:00 p.m., New York City time, on             , 1997, unless extended by the
Company. Any Original Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

         Your attention is directed to the following:

                  1. The Exchange Offer is for any and all Original Notes.

                  2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer--Certain Conditions to the Exchange Offer."

                  3. Any transfer taxes incident to the transfer of Original Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

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                  4. The Exchange Offer expires at 5:00 p.m., New York City
         time, on              , 1997, unless extended by the Company.

         If you wish to have us tender your Original Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER EXISTING NOTES.

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                          INSTRUCTIONS WITH RESPECT TO
                                 EXCHANGE OFFER


         The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by United Refining Company with respect to its Original Notes.

         This will instruct you to tender the Original Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and related Letter of Transmittal.

         Please tender the Original Notes held by you for my account as indicated below:

                                          Aggregate Principal Amount
                                          at Maturity of Original Notes


10 3/4% Series A Senior Notes due 2007 _____________________________________



        Please do not tender any Original Notes held by you for my account.


Dated: ________________, 1997          ________________________________________

                                       ________________________________________
                                                  Signature


                                       ________________________________________

                                       ________________________________________
                                          Please print name(s) here


                                       ________________________________________

                                       ________________________________________
                                                 Address(es)


                                       ________________________________________
                                       Area Code and Telephone Number


                                       ________________________________________
                                        Tax I.D. or Social Security No(s).

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         None of the Original Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Original Notes held by us for your account.

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